                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) JANUARY 28, 1998
                           ----------------------

                               PACKAGED ICE, INC.
                           ----------------------
               (Exact name of registrant as specified in charter)

              TEXAS                    333-29357            76-0316492
   ----------------------------     ----------------     ----------------
   (State or other jurisdiction       (Commission        (IRS Employer
         of incorporation)            File Number)     Identification No.)


       8572 Katy Freeway, Suite 101, Houston, TX                   77024
  --------------------------------------------------             ---------
       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code            (713) 464-9384
                               --------------

                                      N/A
                                      ---
         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

ISSUANCE OF $145,000,000 SERIES A SENIOR NOTES DUE 2005

On January 28, 1998, Packaged Ice, Inc. (the "Company") completed the refinancing of its existing indebtedness (the "Refinancing"). In connection with the Refinancing, the Company (i) purchased $50,000,000 principal amount of its 12% Series B Senior Notes Due 2004 ("Series B Notes") and $25,000,000 12% Series C Senior Notes Due 2004 ("Series C Notes") and (ii) consummated a private offering under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of $145,000,000 aggregate principal amount of its 9 3/4% Series A Senior Notes Due 2005 (the "Notes").

The Notes were issued pursuant to an indenture, dated as of January 28, 1998 (the "Indenture"), by and among the Company, the Subsidiary Guarantors, as defined in the Indenture, and U.S. Trust Company of Texas, N.A., as Trustee. A copy of the Indenture is attached hereto. All defined terms used herein which are not defined herein shall have the meaning assigned to them in the Indenture. The Notes mature on February 1, 2005. Interest on the Notes will accrue at the rate of 9 3/4% per annum and is payable semi-annually in cash on February 1 and August 1, commencing August 1, 1998. The following summary regarding the Notes and the Indenture is qualified in its entirety by reference to and should be read in conjunction with the Indenture.

The Notes may be redeemed at the option of the Company, in whole or in part, on or after February 1, 2002, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to February 1, 2001, the Company may redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an offering of equity securities of the Company; provide that at least 65% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption.

The Notes are general unsecured obligations of the Company, senior in right of payment to all existing and future Subordinated Indebtedness of the Company, and pari passu to all senior Indebtedness of the Company. However, the Notes will be effectively subordinated to the Company's current $20 million credit facility with Frost National Bank, San Antonio, Texas and Zion National Bank, Salt Lake City, Utah (the "Existing Credit Facility") and any future credit facility.

The Notes are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior basis by each of the Company's current subsidiaries ("Subsidiary Guarantor") and by all future subsidiaries that are not Unrestricted Subsidiaries. The Subsidiary Guarantees will rank pari passu in right of payment to all existing and future senior Indebtedness of each Subsidiary Guarantor.


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Upon a Change of Control, the holders of the Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof.

The Indenture contains certain covenants with respect to the Company and its Subsidiaries that limit the ability of the Company and its Restricted Subsidiaries to, among other things, (i) Incur Indebtedness, including without limitation, any Acquired Indebtedness, (other than Permitted Indebtedness);
(ii) make Restricted Payments; (iii) sell assets; (iv) pay dividends or enter into certain transactions with subsidiaries or affiliates; (v) sell or issue capital stock of the Company's subsidiaries; (vi) enter into certain mergers, consolidations, or sell assets; and (vii) conduct any other business except the Ice Business.

The Company has agreed to file with the Securities and Exchange Commission, within 90 days after the Issue Date, a registration statement under the Securities Act relating to an exchange offer for the Notes, and will use its good faith efforts to cause such registration statement to become effective within 150 days after the Issue Date. In addition, under certain circumstances, the Company may be required to file a shelf registration statement under which the holders of the Notes will be entitled to offer and sell the Notes from time to time without restrictions or limitations under the Securities Act.

Net proceeds from the sale of the Notes were applied to repurchase the Series B Notes and Series C Notes (approximately $79.9 million) and to repay all outstanding obligations under the Existing Credit Facility as of January 28, 1998 (approximately $10 million). The balance of the proceeds will be used for the acquisition of ice companies and for capital expenditures and working capital.

Item 7. Financial Statements and Exhibits

        c)   Exhibits

             Exhibit Number    Description of Document

                 4.1           Indenture, dated as of January 28, 1998, by and among Packaged Ice, Inc., as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A.
                 4.2           Purchase Agreement dated January 22, 1998 by and among Packaged Ice, Inc. and
                               Jefferies & Company, Inc.
                 4.3           Registration Rights Agreement dated January 28, 1998 by and among Packaged Ice,
                               Inc., the Subsidiary Guarantors and Jefferies & Company, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PACKAGED ICE, INC.


Date:  January 30, 1998                  By: /s/ A.J. Lewis III
                                             --------------------------------
                                         Name:   A.J. Lewis III
                                         Title:  President





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                                EXHIBIT INDEX

Exhibit Number    Description of Document

    4.1           Indenture, dated as of January 28, 1998, by and among Packaged Ice, Inc., as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A.
    4.2           Purchase Agreement dated January 22, 1998 by and among Packaged Ice, Inc. and
                  Jefferies & Company, Inc.
    4.3           Registration Rights Agreement dated January 28, 1998 by and among Packaged Ice,
                  Inc., the Subsidiary Guarantors and Jefferies & Company, Inc.